Exhibit 99.6

GreenPoint Financial Corp.
Consolidated Financial Statements
For the Period Ended September 30, 2004

(Unaudited)

GreenPoint Financial Corp.
Consolidated Financial Statements
(Unaudited)

GreenPoint Financial Corp.

Consolidated Balance Sheets
(Unaudited)

	Sept. 30,	Dec. 31,
(In millions, except share amounts)	2004	2003
ASSETS
Cash and due from banks	$311	$268
Money market investments:
Interest-bearing deposits in other banks	3	3
Federal funds sold and securities purchased under agreements to resell	185	64

Total cash and cash equivalents	499	335

Securities:
Securities available for sale	1,784	2,785
Securities available for sale-pledged to creditors	4,647	3,469
Retained interests in securitizations available for sale	98	49
Federal Home Loan Bank of New York stock	261	170
Securities held to maturity (fair value of $5 and $6, respectively)	5	6

Total securities	6,795	6,479

Loans receivable held for sale	5,060	4,764
Loans receivable held for investment (net of allowance for loan losses of $78)	12,756	9,885
Other interest-earning assets	144	142
Accrued interest receivable	89	81
Banking premises and equipment, net	181	183
Servicing assets	215	183
Goodwill (net of accumulated amortization and impairment of $788)	395	395
Other assets	828	538

Total assets	$26,962	$22,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
N.O.W. and checking	$3,624	$2,983
Savings	1,396	1,514
Variable rate savings	1,989	2,146
Money market	1,856	1,388

Total core deposits	8,865	8,031
Wholesale money market deposits	296	205
Term certificates of deposit	3,683	4,310

Total deposits	12,844	12,546

Borrowings:
Securities sold under agreements to repurchase	4,215	3,327
Other short term borrowings	1,870	1,062
Federal Home Loan Bank of New York advances	4,625	2,800
Senior notes	354	353
Subordinated bank notes	150	150
Other long term debt	200	200

Total borrowings	11,414	7,892

Mortgagors’ escrow	76	55
Liability under recourse exposure	91	226
Other liabilities	593	427

Total liabilities	25,018	21,146

Stockholders’ equity:
Preferred stock ($0.01 par value; 50,000,000 shares authorized; none issued)	—	—
Common stock ($0.01 par value; 220,000,000 shares authorized; 165,391,746 shares issued)	2	2
Additional paid-in capital	997	941
Unallocated Employee Stock Ownership Plan (ESOP) shares	(80)	(84)
Retained earnings	1,997	1,926
Accumulated other comprehensive income, net	(61)	(30)
Treasury stock, at cost (32,053,247 shares and 33,494,909 shares, respectively)	(911)	(916)

Total stockholders’ equity	1,944	1,839

Total liabilities and stockholders’ equity	$26,962	$22,985

(See accompanying condensed notes to the consolidated financial statements)

GreenPoint Financial Corp.

Consolidated Statements of Income
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2004	2003	2004	2003
Interest income:
Loans held for investment	$181.5	$147.6	$495.2	$471.4
Loans held for sale	61.9	76.7	180.3	223.2
Securities	74.6	44.5	216.2	156.2
Other	3.0	4.1	9.4	12.2

Total interest income	321.0	272.9	901.1	863.0

Interest expense:
Deposits	50.5	55.6	148.9	178.7
Other borrowed funds	67.5	54.1	177.8	161.4
Long-term debt	9.4	11.0	27.3	28.0

Total interest expense	127.4	120.7	354.0	368.1

Net interest income	193.6	152.2	547.1	494.9
Provision for loan losses	(1.0)	(1.1)	(3.4)	(2.0)

Net interest income after provision for loan losses	192.6	151.1	543.7	492.9

Non-interest income:
Income from fees and commissions:
Loan servicing income	(13.7)	11.7	(8.7)	17.1
Banking services fees and commissions	23.5	18.6	69.5	50.3
Fees, commissions and other income	5.6	4.2	15.5	10.7

Total income from fees and commissions	15.4	34.5	76.3	78.1
Gain on sales of loans, net	105.3	105.9	349.7	375.9
Change in valuation of retained interests	—	(1.1)	(1.3)	(2.5)
Securities gains, net	0.2	1.4	0.7	2.0

Total non-interest income	120.9	140.7	425.4	453.5

Non-interest expense:
General and administrative expenses:
Salaries and benefits	74.3	66.8	208.4	194.9
Employee Stock Ownership and stock plans expense	9.1	6.9	26.4	19.7
Net expense of premises and equipment	22.1	22.3	68.6	64.1
Federal deposit insurance premiums	0.4	0.5	1.4	1.5
Other administrative expenses	39.4	33.9	112.3	97.2
Merger related expenses	44.6	—	47.2	—

Total general and administrative expenses	189.9	130.4	464.3	377.4
Other real estate owned operating income	1.4	(0.7)	0.2	(2.2)

Total non-interest expense	191.3	129.7	464.5	375.2

Income from continuing operations before income taxes	122.2	162.1	504.6	571.2
Income taxes related to earnings from continuing operations	71.5	61.0	218.4	213.4

Net income from continuing operations	50.7	101.1	286.2	357.8

Discontinued operations:
Net (loss) income from disposal of discontinued business	(110.4)	0.2	(109.8)	0.6

Net (loss) income	$(59.7)	$101.3	$176.4	$358.4

Basic earnings per share:
Net income from continuing operations	$0.43	$0.84	$2.44	$2.89
Net (loss) income from discontinued operations	(0.93)	—	(0.94)	0.01

Net (loss) income	$(0.50)	$0.84	$1.50	$2.90

Diluted earnings per share:
Net income from continuing operations	$0.42	$0.82	$2.38	$2.84
Net (loss) income from discontinued operations	(0.91)	—	(0.91)	—

Net (loss) income	$(0.49)	$0.82	$1.47	$2.84

Dividends declared per share	$0.30	$0.24	$0.90	$0.66

(See accompanying condensed notes to the consolidated financial statements.)

GreenPoint Financial Corp.

Consolidated Statements of Comprehensive Income
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2004	2003	2004	2003
Net (loss) income	$(59.7)	$101.3	$176.4	$358.4

Other comprehensive income, before tax:
Unrealized gains (losses) on securities:
Unrealized holding gains (losses) arising during period	47.7	(41.7)	(53.8)	(70.6)
Less: reclassification adjustment for losses (gains) included in net income	(0.2)	(1.4)	(0.7)	(2.0)

Other comprehensive income (loss), before tax	47.5	(43.1)	(54.5)	(72.6)
Income tax (expense) benefit related to items of other comprehensive income	(20.7)	18.5	23.5	31.1

Other comprehensive income (loss), net of tax	26.8	(24.6)	(31.0)	(41.5)

Total comprehensive (loss) income, net of tax	$(32.9)	$76.7	$145.4	$316.9

(See accompanying condensed notes to the consolidated financial statements)

GreenPoint Financial Corp.

Consolidated Statements of Changes In Stockholders’ Equity
(Unaudited)

	Nine Months Ended
	September 30,
(In millions)	2004	2003
Common stock
Balance at beginning of period	$2	$1
3 for 2 stock split	—	1

Balance at end of period	2	2

Additional paid-in capital
Balance at beginning of period	941	907
3 for 2 stock split	—	(1)
Reissuance of treasury stock	6	—
Amortization of ESOP shares committed to be released	27	20
Tax benefit for vested stock plans shares	23	10

Balance at end of period	997	936

Unallocated ESOP shares
Balance at beginning of period	(84)	(89)
Amortization of ESOP shares committed to be released	4	4

Balance at end of period	(80)	(85)

Retained earnings
Balance at beginning of period	1,926	1,563
Net income	176	358
Dividends declared	(105)	(81)

Balance at end of period	1,997	1,840

Accumulated other comprehensive (Loss)/income, net
Balance at beginning of period	(30)	24
Net change in accumulated other comprehensive income, net	(31)	(42)

Balance at end of period	(61)	(18)

Treasury stock, at cost
Balance at beginning of period	(916)	(482)
Reissuance of treasury stock	25	35
Purchase of treasury stock	(20)	(385)

Balance at end of period	(911)	(832)

Total stockholders’ equity	$1,944	$1,843

(See accompanying condensed notes to the consolidated financial statements)

GreenPoint Financial Corp.

Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
(In millions)	2004	2003
Cash flows from operating activities:
Net income	$176	$358
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net premium amortization on mortgage loans	18	36
Net premium amortization on securities	20	31
Provision for loan losses	4	1
Depreciation and amortization	30	27
Gain on sales of loans, net	(350)	(376)
Gain on sale of securities, net	(1)	(2)
ESOP and stock plans expense	32	24
Capitalization of servicing assets	(136)	(90)
Amortization and impairment of servicing assets	76	28
(Increase) decrease in assets associated with operating activities:
Loans receivable held for sale:
Loan originations	(29,368)	(30,120)
Proceeds from loan sales	28,633	29,785
Other	789	296
Retained interests in securitizations	(51)	47
Accrued interest receivable	(8)	13
Other assets	(253)	(5)
Increase (decrease) in liabilities associated with operating activities:
Liabilities under recourse exposure	(135)	(45)
Other liabilities	177	(1)
Other, net	23	1

Net cash (used in) provided by operating activities	(324)	8

Cash flows from investing activities:
Net change in loans held for investment	(2,944)	400
Purchases of premises and equipment	(28)	(41)
Available for sale securities:
Proceeds from maturities	210	126
Proceeds from sales	1,256	2,075
Purchase of securities	(3,440)	(6,684)
Principal repayments	1,731	3,125
Federal Home Loan Bank Stock – (purchases) redemptions	(91)	105
Other, net	48	36

Net cash used in investing activities	(3,258)	(858)

Cash flows from financing activities:
Net change in:
Deposit Liabilities	298	715
Mortgagors’ escrow deposits	21	6
Proceeds from securities sold under agreements to repurchase and other borrowings	236,844	76,388
Repayments of securities sold under agreements to repurchase and other borrowings	(235,148)	(75,004)
Proceeds from advances from Federal Home Loan Bank	124,329	223,610
Repayments of advances from Federal Home Loan Bank	(122,504)	(224,910)
Proceeds from issuance of senior notes	—	350
Cash dividends paid	(105)	(81)
Treasury stock purchased	(20)	(385)
Exercise of stock options	31	35

Net cash provided by financing activities	3,746	724

Net increase (decrease) in cash and cash equivalents	164	(126)
Cash and cash equivalents – beginning of period	335	369

Cash and cash equivalents – end of period	$499	$243

Non-cash activities:
Additions to other real estate owned, net	$36	$34
Unsettled securities trades	$—	$(43)

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$156	$272
Interest paid	$358	$376

(See accompanying condensed notes to the consolidated financial statements)

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements

NOTE 1 Summary of Significant Accounting Policies

Basis of Presentation

The unaudited interim consolidated financial statements of GreenPoint Financial Corp. and Subsidiaries (“GreenPoint” or the “Company”) are prepared in accordance with accounting principles generally accepted in the United States of America. In management’s opinion, all adjustments necessary for a fair presentation of the Company’s interim financial condition as of the dates indicated and the results of operations for the periods presented have been made. Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

     The Company adopted a plan to exit the manufactured housing lending business in December 2001. Current and comparative prior period consolidated statements of income present the results of continuing operations and discontinued operations separately.

     In reviewing and understanding the financial information contained herein, you are encouraged to read the Significant Accounting Policies contained in Note 1 “Summary of Significant Accounting Policies” included in the Company’s 2003 Annual Report filed on Form 10-K. There have not been any significant changes in the factors or methodology used in determining accounting estimates or applied to the Company’s critical accounting policies since December 2003 that are material in relation to the Company’s financial condition or results of operations.

Use of Estimates

The preparation of the Consolidated Financial Statements under Accounting Principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited interim Consolidated Financial Statements. Such estimates are subject to change in the future as additional information becomes available or previously existing circumstances are modified. Actual results could differ from those estimates.

Critical Accounting Policies

Accounting for Loan Sales

GreenPoint primarily sells loans in the whole loan market. Loans sold on a whole loan basis are sold either with GreenPoint releasing or retaining the right to service the loans. When GreenPoint does not retain the servicing rights to the loans, the gain or loss on the sale is equal to the difference between the proceeds received and the book basis of the loans sold. If the loans are sold with GreenPoint retaining the servicing rights, the gain or loss depends in part on the fair value attributed to the servicing rights.

     In addition to selling through the whole loan market, GreenPoint on occasion securitizes certain mortgage loans. The rules governing the accounting for loan securitizations are established in Statement of Financial Accounting Standards N0. 140 – “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”). This standard establishes the conditions that must be present for treating a transfer of financial assets as a sale and the conditions that must be met to treat the transferor as a Qualifying Special Purpose Entity (“QSPE”).

     GreenPoint’s securitizations of mortgage loans involve the sale of a pool of loans to a QSPE and securities supported by the cash flow from the transferred loans are sold by the QSPE to third party investors. Funds received from the third-party investors are returned to GreenPoint as payment for the transferred loans. Generally, the Company may retain servicing rights and one or more retained interests. These retained interests include interest-only strips, subordinated certificates, transferor interests, demand notes and certain other credit enhancements.

     For a securitization transaction to be treated as a sale under SFAS 140, the loans transferred by the Company must have been isolated from the seller (even in bankruptcy or receivership), the QSPE must meet the significant limitations on it’s activities and the transferor can not maintain effective control of the transferred assets. In order to determine if the loans have been isolated, GreenPoint obtains an opinion of legal counsel. The opinion must

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

state that the transaction is a sale and that the assets transferred would not be consolidated with the transferor’s other assets in the event of a bankruptcy or receivership. A QSPE is exempt from being consolidated in the financial statements of a transferor or its affiliates under SFAS 140.

     In calculating the gain or loss on the sale, GreenPoint allocates the cost basis of the loans sold between the assets sold, the retained interests and servicing rights based on their relative fair values at the date of sale. A gain or loss is recognized as the difference between the cash proceeds from the sale and the allocated cost basis of the assets sold. Because market quotes are generally not available for retained interests and servicing assets, the Company generally estimates fair value, using modeling techniques based on the assumptions the Company believes market participants would use for similar assets and liabilities.

Allowance for Loan Losses

The allowance for loan losses is intended to cover probable losses inherent in the loans held for investment portfolio. Additions to the allowance are made by means of the provision for loan losses. Credit losses are deducted from the allowance and subsequent recoveries are added.

     GreenPoint calculates its allowance for loan losses in accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies” (“SFAS 5”). This accounting standard is used to determine the allowance associated with large groups of smaller balance homogeneous loans that are collectively evaluated for impairment. GreenPoint considers all of its loans held for investment to be smaller-balance homogeneous loans. SFAS 5 requires the accrual of a loss when it is probable that an asset has been impaired and the amount of the loss can be reasonably estimated. The allowance for loan losses represents management’s estimate of probable but unconfirmed asset impairment in the loans held for investment portfolio as of the date of the financial statements.

Derivative Financial Instruments

Derivative financial instruments are recognized in the statements of financial condition in either “other assets” or “other liabilities” at fair value. The accounting for changes in the fair value of derivatives depends on whether the derivative is designated and qualifies for hedge accounting. Certain hedging relationships that have qualified for hedge accounting have been designated as either a fair value or a cash flow hedge. In order to qualify for hedge accounting, GreenPoint must identify at the inception of the hedge, the item hedged, the nature of the risk being hedged, the derivative used and how the hedging instrument’s effectiveness will be assessed.

     In fair value hedge accounting, the change in fair value of the hedging instruments and the change in fair value of the hedged item attributed to the hedged risk are recognized currently in earnings. The amount of hedge ineffectiveness recognized in earnings is based on the extent to which an exact offset is not achieved. In cash flow hedge accounting, the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. To the extent, a cash flow hedge is ineffective, changes in fair value are recognized immediately into earnings.

     GreenPoint designates certain fixed rate mortgage loans held for sale as hedged items in fair value hedges. The risk being hedged on these loans is the changes in fair value attributable to changes in market interest rates. GreenPoint designates forward delivery commitments as the hedging instruments used in the fair value hedges. The results of previous retrospective assessments of hedge effectiveness have established an expectation that the results of the derivative hedging instruments will substantially offset the effects of changes in the fair value of the hedged item on a prospective basis. If the retrospective assessment determines that the hedge was not highly effective, GreenPoint will discontinue hedge accounting prospectively. GreenPoint will re-establish the prospective expectation of correlation if the hedge is determined to be highly effective. The Company accounts for certain fair value hedges under the short cut method of accounting for derivatives. The short cut method assumes no ineffectiveness between an interest-bearing financial instrument and an interest rate swap. Changes in the fair value of the interest rate swap are recorded as changes in value of the swap and the hedged financial instrument.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

     GreenPoint designates certain commitments to purchase mortgage loans to be held for investment as the derivative used in cash flow hedges. The risk being hedged in these transactions is the variability in the cash flows of a forecasted purchase. To the extent that the hedge is effective, GreenPoint includes in other comprehensive income changes in the fair value of these derivatives.

     Certain derivative financial instruments do not qualify for hedge accounting. The company records these derivatives at fair value with changes in fair value recognized through net income. For example, an interest rate lock commitment on a mortgage loan that the Company does not intend to hold for investment is a derivative. During the accumulation of these commitments with borrowers, the Company is exposed to interest rate risk. If market interest rates required by investors are higher than management’s assumptions, the prices paid by investors and resultant gain on sale of loans will be lower than previously estimated. In order to mitigate this interest rate risk, the Company uses a combination of other derivatives, such as forward delivery commitments and forward sales contracts. The amount and duration of these derivatives are selected in order to have the changes in their fair value correlate closely with the changes in fair value of the interest rate lock commitments on loans to be sold.

Representations and Warranties

In the normal course of business, GreenPoint may be required to repurchase a previously sold mortgage if certain deficiencies exist in the loan documentation. GreenPoint has established a liability for losses it estimates might be incurred (“the representation and warranty liability”). This liability is included in the Consolidated Statements of Financial Condition under other liabilities.

     Additions to the representation and warranty liability are reported as a reduction to gain on sale of loans. Payments made to indemnify an investor for losses and credit losses that occur after GreenPoint has re-acquired the loan are deducted from the representation and warranty liability.

Retained Interests in Securitizations

Generally, GreenPoint retains one or more interests in loans sold in a securitization. These interests include interest-only strips, subordinated certificates, transferor interests, demand notes and the recorded liabilities for limited recourse provided on mortgage loans.

     GreenPoint classifies these retained interests in securitizations as available for sale and carries these securities at fair value. To obtain fair values quoted market prices are used if available. Since market quotes are generally not available for retained interests, GreenPoint generally estimates fair value by using modeling techniques to determine the present value of future cash flows using assumptions of prepayments, defaults, loss severity rates, future interest rates and discount rates. These assumptions are based on GreenPoint’s management’s best estimates of what market participants would use for similar assets and liabilities.

     Generally, if the fair value of a retained interest declines below its amortized cost basis, the change in valuation is recognized in the consolidated statement of income and is classified as a change in valuation of retained interests. If the fair value of a retained interest increases above its amortized cost basis, the unrealized gain is reported, net of applicable taxes, in accumulated other comprehensive income, as a separate component of stockholders’ equity.

Servicing Assets

Servicing assets are carried at the lower of cost or fair value and are amortized in proportion to and over the estimated net servicing revenue.

     In determining fair value, GreenPoint stratifies its servicing assets based on the risk characteristics of the underlying loan pools. The fair value of servicing assets is determined by calculating the present value of estimated future net servicing cash flows, using assumptions of prepayments, defaults, ancillary income, servicing costs and discount rates that GreenPoint believes market participants would use for similar assets.

     If GreenPoint determines that the impairment for a stratum is temporary, a valuation allowance is recognized through a charge to current earnings for the amount the amortized balance exceeds the current fair value. If the fair value of the stratum were to later increase, the reduction of the valuation allowance may be recorded as an increase to servicing income. However, if GreenPoint determines that impairment for a stratum is other-than-temporary, the value of the servicing asset and any related valuation allowance is written down.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

Accounting for Discontinued Operations

In the fourth quarter of 2001, GreenPoint discontinued the operations of the manufactured housing lending segment. GreenPoint accounts for this discontinued operation under the provisions of Accounting Principles Board Statement No. 30 “Reporting the Results of Operation – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (“APB 30”).

Stock-Based Compensation Plans

Deferred compensation for stock award plans are recorded as a reduction of stockholders’ equity and are calculated as the cost of the shares purchased by the Bank and contributed to the plan. Compensation expense is recognized over the vesting period of actual stock awards based upon the fair value of shares at the award date.

     Compensation expense for the Employee Stock Ownership Plan and Trust (“ESOP”) is recognized for the number of shares allocated to ESOP participants, as they are committed to be released. The difference between the fair value of the shares allocated and the cost of the shares to the ESOP is charged or credited to additional paid-in capital.

     The Company adopted the disclosure approach under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure”. Under these standards, the Company discloses in the notes to the financial statements the pro forma effects on net income and earnings per share, determined as if the fair value-based method had been applied in measuring compensation cost. The Company continues to apply Accounting Principal Board Statement No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) in accounting for its plans. Under APB 25, the Company has not recognized any costs related to its stock option plans since the options granted under these plans have an exercise price equal to the market value of the Company’s common stock on the grant date.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

     The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123, to stock-based employee compensation.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2004	2003	2004	2003
Net (loss)/income as reported	$(59.7)	$101.3	$176.4	$358.4
Deduct: Total stock-based employee compensation expense determined under fair value based method net of related tax effects	(11.0)	(2.4)	(19.6)	(7.2)

Proforma net (loss)/income	$(70.7)	$98.9	$156.8	$351.2

Earnings per share:
Basic – as reported	$(0.50)	$0.84	$1.50	$2.90
Basic – pro forma	$(0.60)	$0.82	$1.34	$2.84
Diluted – as reported	$(0.49)	$0.82	$1.47	$2.84
Diluted – pro forma	$(0.58)	$0.80	$1.30	$2.78

NOTE 2 Agreement and Plan of Merger

On February 16, 2004, an Agreement and Plan of Merger dated as of February 15, 2004 by and between North Fork Bancorporation, Inc. (“North Fork”) and GreenPoint was announced. The agreement provided that North Fork would acquire GreenPoint in an all stock transaction. Under the terms of the agreement, in a tax-free exchange of shares, GreenPoint shareholders received a fixed exchange ratio of 1.0514 shares of North Fork common stock for each GreenPoint share held upon consummation of the acquisition. The merger was completed on October 1, 2004.

NOTE 3 Loans Receivable

The Company’s loans receivable held for sale balances are summarized as follows:

	Sept. 30,	Dec. 31,
(In millions)	2004	2003
Conventional first mortgage loans:
Residential one-to four-family	$3,755	$4,036
Commercial properties	64	93
Second mortgage and home equity loans	1,190	589
Other	1	1

Total loans receivable held for sale	5,010	4,719
Net deferred loan origination costs	50	45

Loans receivable held for sale, net	$5,060	$4,764

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

     The Company’s loans receivable held for investment balances are summarized as follows:

	Sept. 30,	Dec. 31,
(In millions)	2004	2003
Conventional first mortgage loans:
Residential one-to four-family	$10,890	$8,289
Residential multi-family	159	217
Commercial property	1,374	1,029
Second mortgage and home equity loans	283	301
Manufactured housing loans	48	55
Other	27	25

Total loans receivable held for investment	12,781	9,916
Net deferred loan origination costs and purchase premium	53	47
Allowance for loan losses	(78)	(78)

Loans receivable held for investment, net	$12,756	$9,885

Allowance for Possible Loan Losses

The Company has a policy for establishment and review of the adequacy of the allowance for loan losses. Management believes that the allowance for loan losses is adequate. However, such determination is susceptible to the effect of future unanticipated changes in general economic and market conditions that may affect the financial circumstances of borrowers and/or residential real estate values within the Company’s lending areas. The policy is further described in the Critical Accounting Policies section of the Company’s Annual Report on Form 10-K.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2004	2003	2004	2003
Balance at beginning of period	$77.7	$77.7	$77.7	$77.7
Provision (benefit) charged to income:
Continuing	1.0	1.1	3.4	2.0
Discontinued	0.3	(0.3)	0.7	(0.6)

Total provision charged to income	1.3	0.8	4.1	1.4

Loans charged-off:
Mortgage loans held for investment	(1.2)	(1.2)	(3.7)	(2.3)
Manufactured housing loans held for investment	(1.4)	(1.1)	(4.2)	(3.7)

Total charge-offs	(2.6)	(2.3)	(7.9)	(6.0)

Recoveries:
Mortgage loans held for investment	0.2	0.1	0.3	0.3
Manufactured housing loans held for investment	1.1	1.4	3.5	4.3

Total recoveries	1.3	1.5	3.8	4.6

Net charge-offs:
Continuing	(1.0)	(1.1)	(3.4)	(2.0)
Discontinued	(0.3)	0.3	(0.7)	0.6

Total net charge-offs	(1.3)	(0.8)	(4.1)	(1.4)

Balance at end of period	$77.7	$77.7	$77.7	$77.7

Asset Quality Ratios – Continuing Operations
Net loan charge-off experience (annualized) to average mortgage loans held for investment	0.03%	0.05%	0.04%	0.03%
Allowance for loan losses to mortgage loans held for investment	0.58%	0.79%	0.58%	0.79%
Allowance for loan losses to non-performing loans held for investment	56.3%	46.0%	56.3%	46.0%

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

     In determining the adequacy of the allowance for loan losses for GreenPoint’s mortgage loans held for investment, management completes an analysis of the loan portfolio prior to the end of each quarterly reporting period. The analysis stratifies GreenPoint’s mortgage loans held for investment portfolio into three categories: first mortgages, second mortgages and home equity loans. The first mortgage and second mortgage categories are further stratified into one-to-four family, multi-family, and commercial loan strata. The analysis calculates the expected losses as a percentage of loans outstanding in each loan stratum based upon the current delinquency status within each stratum. A more complete discussion on the Company’s estimate for the allowance for loan loss is included in the Critical Accounting Policies section of the Company’s Annual Report on Form 10-K.

     Due to inherent limitations in using modeling techniques and historical loss percentages, GreenPoint also maintains an unallocated allowance for first mortgage loans. This allowance addresses short-term changes in the first mortgage loan’s historical real estate owned performance, delinquency trends, loan products, national real estate values and portfolio growth. The analysis also encompasses an assessment of changes in the macro-economic environment. At the end of each quarter, management determines the adequacy of the unallocated reserve to address these risks.

NOTE 4 Securities Available for Sale

The amortized cost and estimated fair value of securities available for sale at September 30, 2004 and December 31, 2003 are summarized as follows:

		September 30, 2004
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In millions)	Cost	Gains	Losses	Value
U.S. Government and Federal Agency Obligations:
U.S. Treasury notes/bills	$100	$—	$(2)	$98
Agency notes	172	—	(6)	166
Mortgage-backed securities	397	5	(4)	398
Collateralized mortgage obligations	5,319	5	(66)	5,258
Trust certificates collateralized by GNMA securities	2	—	—	2
Corporate bonds	140	1	(1)	140
Municipal bonds	36	2	—	38
Equity securities	368	1	(38)	331

Total securities available for sale	$6,534	$14	$(117)	$6,431

		December 31, 2003
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In millions)	Cost	Gains	Losses	Value
U.S. Government and Federal Agency Obligations:
U.S. Treasury notes/bills	$101	$—	$(4)	$97
Agency notes	240	—	(5)	235
Mortgage-backed securities	581	9	(5)	585
Collateralized mortgage obligations	4,912	8	(44)	4,876
Trust certificates collateralized by GNMA securities	2	—	—	2
Corporate bonds	149	1	(3)	147
Municipal bonds	46	3	—	49
Equity securities	278	2	(17)	263

Total securities available for sale	$6,309	$23	$(78)	$6,254

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

NOTE 5 Mortgage Recourse Arrangements, Retained Interests in Securitizations and Servicing Assets

The following describes the balances associated with recourse arrangements, the balances and activity in the corresponding retained interests, the balances and activity in servicing assets and the economic assumptions used in valuing the retained interests and servicing assets of mortgage loans. The discussion of manufactured housing recourse and servicing assets is discussed in Note 10.

Recourse Arrangements

GreenPoint sells loans in the secondary market either through whole loan sales or by securitization. Generally the credit risk associated with those loans is transferred to the buyer. GreenPoint retains recourse on such sales. In whole loan sales, the recourse is limited to documentation representations and warranties and in securitizations, the recourse is limited to the amount of credit enhancement GreenPoint contributes to the particular transaction. The investors and the securitization trusts have no recourse to GreenPoint’s other assets for failure of debtors to pay when due except for the limited recourse described herein.

     Typically in securitizations, GreenPoint will provide credit enhancement to the transaction to indemnify losses incurred by the investors. These credit enhancements will be in the form of over-collateralization, excess interest cash flows, subordinated interests or demand notes. GreenPoint retains those interests and, as such, those interests represent the maximum recourse that GreenPoint has on a mortgage securitization. GreenPoint also entered into a whole loan sale where the risk of loss is shared between GreenPoint and the investor.

     The following table shows the principal balances of mortgage loans and amounts of maximum recourse to GreenPoint for securitizations and risk-share sales:

	Sept. 30,	Dec. 31,
(In millions)	2004	2003
Mortgage securitizations:
Principal balance	$279	$458
Maximum recourse(1)	38	48
Mortgage risk-share sales:
Principal balance	112	170
Maximum recourse(2)	110	166

(1)	Represents the sum of all mortgage retained interests on the balance sheet.

(2)	The recourse arrangements under the mortgage sale transactions represent a risk sharing arrangement in which GreenPoint has transferred the first 2% of losses to the purchaser. GreenPoint maintains a liability of $1 million to cover expected losses from this arrangement.

     The following represents quantitative information about delinquencies on loans securitized and loans sold under risk-sharing arrangements:

	September 30, 2004		December 31, 2003
(In millions)	Securitized	Sold	Securitized	Sold
Principal balance of loans	$279	$112	$458	$170
Principal balance of loans 90 days or more past due	6	19	14	26

Balances and Changes in Retained Interests

The assets recognized as retained interests in mortgage securitizations include interest-only strips, transferor interests, demand notes and subordinated certificates. These retained interests represent the maximum amount of loss GreenPoint can incur in its mortgage securitizations.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

The activity in retained interests in mortgage securitizations is summarized as follows:

	At and for the		At and for the
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2004	2003	2004	2003
Retained Interests in Securitizations:
Balance at beginning of period	$44	$83	$48	$104
Additions from securitizations	—	1	—	9
Interest and other income	2	3	6	8
Cash advanced (received)	(8)	(8)	(13)	(17)
Cleanup call exercise	(1)	(19)	(1)	(42)
Change in unrealized gain	—	(1)	(1)	(2)
Change in subordinated certificates	—	—	(1)	—
Change in valuation of retained interests	—	(2)	(1)	(3)

Balance at end of period	$37	$57	$37	$57

     On a quarterly basis, GreenPoint reviews retained interests for impairment based on management’s best estimate of the fair value of future cash flows associated with the retained interests.

Valuation Assumptions

There were no new securitizations recorded during the quarter ended September 30, 2004. The key economic assumptions used in estimating the fair value of the entire portfolio of mortgage retained interests at September 30, 2004 and December 31, 2003 were as follows:

	Estimate of Fair
	Value at
	Sept. 30,	Dec. 31,
	2004	2003
Weighted average life (in years)	0.7	0.7
Weighted average prepayment rate	57.0%	59.7%
Weighted average loss rate	2.8%	3.2%
Cumulative loss(1)	2.0%	2.2%
Asset cash flows discounted at	7.9%	8.0%

(1)	Remaining estimated net losses divided by outstanding principal balance.

Representations and Warranties

A majority of GreenPoint’s loan sales are done as whole loan sales. GreenPoint makes certain representations and warranties, which permit the investor to return the mortgage loan to the originator if deficiencies exist in the loan documentation. This is a common practice in the mortgage secondary markets. GreenPoint maintains a liability for such potential indemnifications and repurchases. The following table summarizes the activity in that liability and the amount of losses incurred by GreenPoint on such repurchases:

	At and for the		At and for the
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2004	2003	2004	2003
Balance at beginning of period	$76	$43	$61	$32
Provision charged to income(1)	17	15	47	41
Losses	(5)	(6)	(20)	(21)

Balance at end of period	$88	$52	$88	$52

(1)	The provision charged to income is reported as a reduction to gain on sale of loans.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

Servicing Assets

On a quarterly basis, GreenPoint reviews capitalized servicing rights for impairment. This review is performed based on risk strata, which are determined on a disaggregated basis given the predominant risk characteristics of the underlying loans. For mortgage loans, the predominant risk characteristics are loan type and interest rate. The asset pools underlying certain mortgage servicing assets at times do not meet agreed-upon servicing covenants. Management evaluates the impact of these covenants on the value of the servicing assets and incorporates the assessment in their quarterly impairment review. The activity in mortgage servicing assets is summarized as follows:

	At and for the		At and for the
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2004	2003	2004	2003
Servicing assets
Balance at beginning of period	$232	$122	$203	$112
Additions	49	43	136	90
Sales	(1)	—	(28)	(20)
Amortization	(16)	(11)	(47)	(28)

Balance at end of period	264	154	264	154

Reserve for impairment of servicing assets
Balance at beginning of period	(27)	(29)	(27)	(27)
Additional (impairment) recovery	(14)	7	(14)	5

Balance at end of period	(41)	(22)	(41)	(22)

Servicing assets, net	$223	$132	$223	$132

     The estimated fair values of mortgage servicing assets were $223 million and $138 million at September 30, 2004 and 2003, respectively and $177 million at December 31, 2003.

     Servicer advances receivable totaled $86 million and $60 million at September 30, 2004 and 2003, respectively and $79 million at December 31, 2003.

     The significant assumptions used in estimating the fair value of the servicing assets at September 30, 2004 and December 31, 2003 were as follows:

	Sept. 30,	Dec. 31,
	2004	2003
Weighted average prepayment rate	26.7%	30.5%
Weighted average life (in years)	3.9	4.2
Cash flows discounted at	10.4%	10.3%

NOTE 6 Derivative Financial Instruments

The company uses various derivative financial instruments to manage certain risks and reduce the effect they may have on net income. Those derivatives, which qualify for hedge accounting, are designated as either (1) a fair value hedge of a recognized asset or liability, or of an unrecognized firm commitment or; (2) a cash flow hedge of a recognized asset or liability, or of a forecasted transaction. GreenPoint formally documents the relationship between the hedging instruments and the hedge item, as well as our risk management objective and strategy for undertaking various hedge transactions. This includes linking derivatives designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific forecasted transactions. We also assess both at the inception of the hedge and on an ongoing basis whether the hedging relationship is highly effective in offsetting changes in the fair value or cash flows of the hedge item. If a derivative no longer qualifies for hedge accounting, we prospectively continue to carry the derivative on the balance sheet at fair value and record changes in fair value in earnings until the derivative is settled.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

Fair Value Hedges

GreenPoint enters into mandatory commitments to deliver mortgage whole loans to various investors and to issue private securities and Fannie Mae and Freddie Mac securities (“forward delivery commitments”). The forward delivery commitments are used to manage the interest rate risk associated with mortgage loans and certain interest rate lock commitments made by GreenPoint to mortgage borrowers. The notional amounts of these contracts were $2.5 billion and $2.6 billion at September 30, 2004 and December 31, 2003, respectively. The forward delivery commitments designated as fair value hedges associated with mortgage loans had notional values of $2.0 billion and $2.2 billion at September 30, 2004 and December 31, 2003, respectively. The notional amounts of forward delivery commitments used to manage the interest rate risk associated with interest rate lock commitments on mortgage loans were $574 million and $494 million at September 30, 2004 and December 31, 2003, respectively. The following table shows hedge ineffectiveness on fair value hedges included in gain on sale of loans for the quarter and nine months ended September 30, 2004 and 2003:

	For the Quarter		For the Nine Months
	Ended Sept. 30,		Ended Sept. 30,
(In millions)	2004	2003	2004	2003
Gain (loss) on hedged asset or liability	$23	$(3)	$9	$31
Gain (loss) on derivatives	(24)	2	(8)	(27)

Hedge ineffectiveness	$(1)	$(1)	$1	$4

     In November 2003, the Company entered into an interest swap agreement with a notional amount of $350 million. The Company has designated this swap as a fair value hedge of the $350 million of 3.20% Senior Notes issued in June of 2003. This swap met the criteria required to qualify for short cut method accounting for derivatives. Based on this method, no ineffectiveness is assumed and fair value changes in the swap are recorded as changes in value of the swap and the long term debt.

     The notional amounts of derivatives do not represent amounts exchanged by the parties and, thus, are not a measure of the Company’s exposure through its use of derivatives. The amounts exchanged are determined by reference to the notional amounts and the other terms of the derivatives.

     The risks inherent in derivatives are the potential inability of a counterparty to meet the terms of its contract and the risk associated with changes in the fair values of the contracts due to movements in the underlying interest rates. The current credit exposure of derivatives is represented by the fair value of contracts with a positive fair value at the reporting date. At September 30, 2004 and December 31, 2003 the receivable on contracts with a positive fair value was $3 million. To reduce credit risk, management may deem it necessary to obtain collateral.

Cash Flow Hedges

Certain commitments to purchase mortgage loans for the held for investment portfolio are designated as cash flow hedges of forecasted purchases. The fair value of each commitment changes in direct correlation to the fair value of the forecasted transaction. When the commitment is settled, the assets purchased are recorded at fair value. The gain or loss associated with the derivative will be recognized into net income, as the income for purchased asset is included into net income. At the end of the quarter ended September 30, 2004, the Company did not have any commitments outstanding.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

NOTE 7 Pension Plan and Other Employee Benefits

The Company maintains a noncontributory, qualified, defined benefit pension plan (the “Pension Plan”) covering substantially all employees who have completed one year of service. The funding of the Pension Plan is actuarially determined on an annual basis.

     The Company also provides a comprehensive medical plan for certain current and future retirees and certain of their spouses until they become eligible for Medicare and a Medicare Supplemental Plan once they become eligible for Medicare. The plan was amended effective March 1, 1998 to provide different benefit and eligibility provisions to employees who retire after that date. The Company also offers life insurance to certain current and future retirees. Benefits are funded on a pay-as-you-go basis and there are no plan assets to pre-fund the liability. Currently, the company expects to make a post-retirement contribution in 2004 of less than one million.

     The following tables set forth the components of net periodic benefit cost for the quarter and nine months ended September 30, 2004 and 2003. An actuarial analysis of plan assets and benefit obligations is completed as of September 30th of each year.

	Pension Benefits		Postretirement Benefits		Pension Benefits		Postretirement Benefits
	Quarter Ended September 30,				Nine Months Ended September 30,
(In millions)	2004	2003	2004	2003	2004	2003	2004	2003
Components of Net Periodic Benefit Cost:
Service cost	$1.1	$1.0	$0.2	$0.2	$3.3	$3.1	$0.6	$0.5
Interest cost	0.8	0.7	0.3	0.2	2.1	2.1	0.8	0.7
Expected return on plan assets	(0.9)	(0.7)	—	—	(2.6)	(2.1)	—	—
Amortization of prior service cost	—	—	(0.1)	(0.1)	0.1	(0.1)	(0.2)	(0.2)
Recognized actuarial gain	—	—	—	—	—	—	—	—
Curtailment	—	—	—	—	—	—	—	—

Net periodic benefit cost	$1.0	$1.0	$0.4	$0.3	$2.9	$3.0	$1.2	$1.0

NOTE 8 Stock Incentive Plans

For the nine months ended September 30, 2004, the Company granted options to purchase 1,992,750 shares of the Company’s common stock to certain officers and directors, at an exercise price range of between $36.71 and $39.00. These awards vested as of the October 1, 2004 merger date.

NOTE 9 Discontinued Operations

In December 2001, GreenPoint formally adopted a plan to discontinue the manufactured housing lending business (GreenPoint Credit LLC- “GPC”). GreenPoint’s consolidated statements of income have been presented to reflect the manufactured housing lending business as a discontinued operation. Accordingly, the income and expenses relating to the manufactured housing business are reported as “discontinued operations” in the consolidated statements of income. In conjunction with this plan, GreenPoint honored previously existing loan commitments to fund approved loans, but did not approve or process any new loan applications subsequent to the announcement to discontinue the business. As of September 30, 2004 GreenPoint continued to service a portfolio of manufactured housing loans and proceeded with the orderly liquidation of the business in conjunction with its existing servicing commitments.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

Beginning in early 2004, GreenPoint began negotiations to formally exit the servicing business and to sell GPC’s operating platform (“GPC sale”). Subsequent to September 30, 2004, GreenPoint executed an agreement to sell GPC, which closed in the fourth quarter. Under the terms of the agreement the purchaser, who operates a similar business, acquired substantially all of the assets and liabilities of GPC. This included the $8.6 billion servicing portfolio, the related business assets and employees of GPC, including a $45 million loan portfolio, and $34 million in servicer advances receivable, and assumed all lease obligations except for GPC’s main office.

     As a condition of the transaction, the purchaser entered into a loss sharing arrangement to assume certain letters of credit obligations related to previous securitizations and repurchase obligations related to previous whole loan sales. Specifically, the purchaser assumed the obligation to reimburse, if necessary the final $165 million of losses on the $510 million of letters of credit obligations related to the $3.2 billion of GPC securitizations outstanding as of September 30, 2004. These letters of credit support the corporate guarantee by GreenPoint on the $3.2 billion of outstanding securitizations. The expected letters of credit draws that remain unfunded are recorded as liabilities for recourse while the funded amounts are recorded as retained interests in securitizations (See “Note 10 – Manufactured Housing Recourse Arrangements, Retained Interests in Securitizations and Servicing Assets” for further details). Additionally, the purchaser assumed all recourse obligations related to GreenPoint’s sales of whole loans to Freddie Mac, and its commitment to exercise the mandatory clean up calls on certain of the securitizations. In connection with this agreement and in recognition of the obligations to reflect the GPC sale, GreenPoint recorded a charge of $110.4 million, net of taxes during the third quarter of 2004.

     GreenPoint retained the primary obligation for all of the provisions of the letters of credit, recourse sales and clean-up calls. Management will continue to monitor the underlying assets for trends in delinquencies and related losses. In addition, Management will review the purchasers’ financial strength and their performance in servicing the loans. These factors will be considered in assessing the appropriateness of the reserves established against these obligations. (See Note 10 for further discussion of the funding of the letters of credit, and descriptions and reconciliations of the liabilities for recourse obligations and the retained interests in securitizations.)

The assets and liabilities from discontinued operations at September 30, 2004 and December 31, 2003 were as follows:

	Sept. 30,	Dec. 31,
(In millions)	2004	2003
Assets:
Cash, cash equivalents and securities	$35	$37
Retained interests in securitizations	61	1
Loans receivable:
Loans receivable held for investment	48	55
Deferred loan fees and unearned discount	—	(1)
Allowance for loan losses	(3)	(3)

Loans receivable held for investment, net	45	51

Servicing assets	(8)	7
Deferred tax assets	144	117
Intercompany receivable	—	25
Other assets	249	134

Total assets	$526	$372

Liabilities:
Liability under recourse exposure	$90	$225
Other liabilities	345	69
Allocated capital	91	78

Total liabilities and equity	$526	$372

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

The deferred tax asset represents the receivable associated with the write-down to the carrying value of certain assets of the discontinued business. A portion of the recorded loss (primarily goodwill) is not immediately deductible for tax purposes and will be amortized for tax purposes on a straight-line basis through 2011. Other assets include premises and equipment, servicer advances and other receivables associated with the servicing operation. Other liabilities represent balances due to investors and surety providers, and accrued expenses incurred in the normal course of the discontinued operation. Allocated equity represents the balance of capital allocated to the discontinued business under the Company’s equity allocation formula.

     The net (loss) income of $(110.4) million and $0.2 million reported for the quarters ended September 30, 2004 and 2003, respectively and $(109.8) million and $0.6 million reported for the nine months ended September 30, 2004 and 2003, respectively, represents the difference between the projected results and the actual results of the discontinued business and an estimated charge related to the sale of the business.

     The Company used interest rate swaps for specific GPC securitizations. These swaps are recorded at fair value. The combined notional value of these swaps was $467 million and $533 million at September 30, 2004 and December 31, 2003, respectively.

NOTE 10 Manufactured Housing Recourse Arrangements, Retained Interests in Securitizations and Servicing Assets

Recourse Arrangements

The following table summarizes the principal balances of manufactured housing loans securitized and sold, the maximum recourse to GreenPoint on those loans and the liability recorded for such recourse.

	Sept. 30,	Dec. 31,
(In millions)	2004	2003
Manufactured housing securitizations:
Principal balance	$3,240	$3,623
Maximum recourse(1)	510	569
Projected letter of credit draws	349	271

Unreserved letter of credit exposure	161	298
Manufactured housing sales:
Principal balance	198	218
Maximum recourse	198	218
Recorded liability	7	8

(1)	Maximum recourse consists of current letters of credit and pre-funded letters of credit deposited into trust accounts.

     In August 2004, pursuant to the change in control provisions in its securitization agreements resulting from the merger with North Fork, a surety provider to GreenPoint’s manufacturing housing securitizations requested a funding of its letters of credit associated with the securitizations it guaranteed.

     The funding event required the transfer of $375 million in cash into trust accounts held by the escrow agents for the securitizations. The funding resulted in a reduction in the previously recorded liability for recourse exposure of $138 million representing the amount previously recorded as future draws against the related letters of credit. GreenPoint also recorded $60 million for retained interests in securitizations based on the net present value of expected cash flows, consistent with its disclosed policies, due to the funding event. The expected cash flows are adjusted for assumed levels of prepayments, defaults and loss severity rates along with future earning rates and are finally discounted at an appropriate discount rate.

     The remaining unfunded letters of credit exposure totals $109 million and is substantially reserved for in the $90 million liability for recourse exposure. The assets and liabilities related to GreenPoint’s obligation under these letters of credit have been retained by GreenPoint subsequent to the closing of the sale of GPC.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

Balances and Changes in Liabilities and Retained Interests

The activity in the recorded liability for manufactured housing securitizations and sales is summarized as follows:

	At and for the		At and for the
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2004	2003	2004	2003
Liability for Recourse Exposure:
Balance at beginning of period	$181	$279	$225	$300
Interest expense	3	5	9	14
Letter of credit draws and other charges	(16)	(21)	(57)	(63)
Letter of credit fundings	(138)	—	(138)	—
Change in valuation of retained interests	60	(7)	51	5

Balance at end of period	$90	$256	$90	$256

     On a quarterly basis, GreenPoint reviews the liability for recourse exposure and its retained interest in securities on manufactured housing securitizations based on management’s best estimate of future cash flows associated with the corporate guarantees.

Valuation Assumptions

The key economic assumptions used in estimating the fair value of the entire portfolio of manufactured housing retained interests, both assets and liabilities, at September 30, 2004 and December 31, 2003 were as follows:

	Estimate of Fair
	Value at
	Sept. 30,	Dec. 31,
	2004	2003
Weighted average life (in years)	4.5	5.4
Weighted average prepayment rate(1)	5.9%	5.9%
Weighted average default rate	8.8%	6.1%
Loss severity rate	92.2%	90.5%
Weighted average loss rate	8.1%	5.5%
Cumulative loss(2)	36.5%	29.7%
Asset cash flows discounted at	14.0%	14.0%
Liability cash flows discounted at	6.7%	6.6%

(1)	Excludes weighted average default rate.

(2)	Remaining estimated net losses divided by outstanding principal balance.

     The following presents quantitative information about delinquencies on loans sold with recourse:

	September 30, 2004		December 31, 2003
(In millions)	Securitized	Sold	Securitized	Sold
Principal balance of loans	$3,240	$198	$3,623	$218
Principal balance of loans 90 days or more past due(1)	133	1	191	2

(1)	Manufactured housing past due loans include repossessed inventory.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

Servicing Assets

On a quarterly basis, GreenPoint reviewed capitalized servicing rights for impairment. This review was performed based on risk strata, which are determined on a disaggregated basis given the predominant risk characteristics of the underlying loans. For manufactured housing loans, the predominant risk characteristics were loan type and interest rate type. The asset pools underlying certain manufactured housing servicing assets at times did not meet agreed-upon servicing covenants. Management evaluated the impact of these covenants on the value of the servicing assets and incorporated the assessment in their quarterly impairment review.

     The activity in manufactured housing servicing assets is summarized as follows:

	At and for the		At and for the
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2004	2003	2004	2003
Servicing assets
Balance at beginning of period	$38	$97	$35	$101
Amortization	—	(2)	3	(6)

Balance at end of period	38	95	38	95

Reserve for impairment of servicing assets
Balance at beginning of period	(35)	(70)	(28)	(69)
Additions	(11)	2	(18)	1

Balance at end of period	(46)	(68)	(46)	(68)

Servicing (liabilities) assets, net	$(8)	$27	$(8)	$27

     The estimated fair value of manufactured housing servicing liabilities was $8 million at September 30, 2004. The estimated fair values of manufactured housing servicing assets were $27 million at September 30, 2003 and $16 million at December 31, 2003.

     Manufactured housing servicer advances receivable totaled $34 million and $37 million at September 30, 2004 and 2003, respectively, and $39 million at December 31, 2003.

     The significant assumptions used in estimating the fair value of manufactured housing servicing assets at September 30, 2004 and December 31, 2003 were as follows:

	Sept. 30,	Dec. 31,
	2004	2003
Weighted average prepayment rate(1)	6.0%	6.6%
Weighted average life (in years)	4.9	5.3
Weighted average default rate	6.2%	5.1%
Cash flows discounted at	14.0%	14.0%

(1)	Excludes weighted average default rate.

NOTE 11 Loan Commitments and Contingencies

In the normal course of business, there are various outstanding loan commitments and contingent liabilities that have not been reflected in the consolidated financial statements. In addition, in the normal course of business, there are various other outstanding legal and administrative proceedings. In the opinion of management, after consultation with legal counsel, the financial position and results of operations of the Company will not be affected materially as a result of such loan commitments and contingent liabilities or by the outcome of such legal or administrative proceedings.

     The principal commitments and contingent liabilities of the Company are discussed in the following paragraphs.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

Pending Litigation

In the ordinary course of business, the Corporation and its subsidiaries are defendants in or parties to a number of pending and threatened legal actions and proceedings, and are also involved from time to time in investigations and administrative proceedings by governmental agencies. Certain of such actions and proceedings involve alleged violations of consumer protection laws, including claims relating to the Corporation’s loan origination and collection efforts, and other federal and state banking laws. Certain of such actions and proceedings include claims for breach of contract, restitution, compensatory damages, punitive damages and other forms of relief. Due to the difficulty of predicting the outcome of such matters, the Corporation can give no assurance that it will prevail on all claims made against it; however, management believes, based on current knowledge and after consultation with counsel, that these legal matters and administrative proceedings and the losses, if any, resulting from the final outcome thereof, will not have a material adverse effect on the Corporation and its subsidiaries’ financial position, results of operations or liquidity, but can give no assurance that they will not have such an effect.

Loan Commitments

At September 30, 2004 and December 31, 2003, the Company had an outstanding pipeline of mortgage loans of approximately, $7.6 billion and $7.0 billion, respectively. This pipeline represents applications received, but not yet funded and is therefore the maximum amount of the Company’s origination commitments. Of this amount, at September 30, 2004, approved applications totaled approximately $5.0 billion.

     The Company is contractually committed to fund the undrawn portion of home equity lines of credit (HELOC’s), which it has originated. The commitment extends to HELOC’s, which are currently held by the Company, and HELOC’s securitized by the Company. As of September 30, 2004, the company is primarily responsible to fund undrawn HELOC’s of approximately $592 million.

Guarantees

Under agreements with a third party, the Company has guaranteed a portion of the third party’s secured lending arrangements. As of September 30, 2004, the total potential commitment under this guarantee totaled approximately $40 million. This guarantee would require payment by the company only if the third party’s were to default on payment of this borrowing. Management believes the likelihood a material payment will be required under this guarantee is remote.

NOTE 12 Business Segments

The Company has identified three domestic business segments. The predominant factor by which each segment is organized is the unique products and services they offer. The accounting policies of the segments are the same as those described in Note 1 “Summary of Significant Accounting Policies”. The Mortgage Banking segment originates, sells and services mortgage loans with a specialization in Alt A and NoDoc mortgage loan products. The Retail Banking segment consists of 94 full service banking offices offering a variety of financial services to the Greater New York area. The Balance Sheet Management segment includes earnings from the held for investment mortgage portfolios and other corporate investment activities.

     Expenses under the direct control of each business segment and the expense of premises and equipment incurred to support business operations are allocated accordingly, by segment. Credit losses are charged to the Balance Sheet Management segment in an amount equal to net charge-offs. The expenses relating to administrative units of the Company such as executive, finance and audit are not allocated to individual operating segments and are identified in the “other” column. The “other” column also includes intercompany eliminations. Management of the Company evaluates the performance of each business segment based on income before income taxes.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

The following table sets forth information by business segment:

	Quarter Ended September 30, 2004
	Balance						Consolidated
	Sheet	Retail	Sub-total	Mortgage	Segment		Continuing
(In millions)	Management(1)	Banking	Banking	Banking(5)	Totals	Other(4)	Operations
Net interest income	$103.9	$54.3	$158.2	$35.4	$193.6	$—	$193.6
Provision for loan losses	(1.0)	—	(1.0)	—	(1.0)	—	(1.0)

Net interest income after provision for loan losses	102.9	54.3	157.2	35.4	192.6	—	192.6

Non-interest income:
Loan servicing fees	—	—	—	(16.0)	(16.0)	2.3	(13.7)
Banking fees and commissions	—	23.5	23.5	—	23.5	—	23.5
Other income	2.3	0.7	3.0	2.5	5.5	0.1	5.6
Net gain on sale of loans	—	—	—	129.8	129.8	(24.5)	105.3
Change in valuation of retained interests	—	—	—	—	—	—	—
Net gain on sale of securities	0.2	—	0.2	—	0.2	—	0.2

Total non-interest income	2.5	24.2	26.7	116.3	143.0	(22.1)	120.9

Non-interest expense:
Depreciation	—	3.0	3.0	4.8	7.8	1.6	9.4
ESOP and stock plans expense	—	1.9	1.9	5.7	7.6	1.5	9.1
Other expenses	0.4	37.5	37.9	71.5	109.4	63.4	172.8

Total non-interest expense	0.4	42.4	42.8	82.0	124.8	66.5	191.3

Segment income (loss) before taxes	$105.0	$36.1	$141.1	$69.7	$210.8	$(88.6)	$122.2

Total Assets	$19,628	$524 (2)	$20,152	$5,538	$25,690	$1,191 (3)	$26,881

	Quarter Ended September 30, 2003
	Balance						Consolidated
	Sheet	Retail	Sub-total	Mortgage	Segment		Continuing
(In millions)	Management(1)	Banking	Banking	Banking(5)	Totals	Other(4)	Operations
Net interest income	$39.1	$61.1	$100.2	$52.0	$152.2	$—	$152.2
Provision for loan losses	(1.1)	—	(1.1)	—	(1.1)	—	(1.1)

Net interest income after provision for loan losses	38.0	61.1	99.1	52.0	151.1	—	151.1

Non-interest income:
Loan servicing fees	—	—	—	22.7	22.7	(11.0)	11.7
Banking fees and commissions	—	18.6	18.6	—	18.6	—	18.6
Other income	6.1	—	6.1	(1.9)	4.2	—	4.2
Net gain on sale of loans	—	—	—	121.6	121.6	(15.7)	105.9
Change in valuation of retained interests	—	—	—	(1.1)	(1.1)	—	(1.1)
Net gain on sale of securities	1.4	—	1.4	—	1.4	—	1.4

Total non-interest income	7.5	18.6	26.1	141.3	167.4	(26.7)	140.7

Non-interest expense:
Depreciation	—	2.7	2.7	4.9	7.6	1.3	8.9
ESOP and stock plans expense	—	1.4	1.4	4.2	5.6	1.3	6.9
Other expenses	0.5	31.2	31.7	64.7	96.4	17.5	113.9

Total non-interest expense	0.5	35.3	35.8	73.8	109.6	20.1	129.7

Segment income (loss) before taxes	$45.0	$44.4	$89.4	$119.5	$208.9	$(46.8)	$162.1

Total Assets	$15,549	$496 (2)	$16,045	$6,452	$22,497	$369 (3)	$22,866

(1)	Balance Sheet Management segment largely consists of the mortgage portfolio, MBS and investment securities.

(2)	Retail Banking segment excludes intercompany funds transfers. Intersegment assets and liabilities eliminated for consolidation purposes were $12.8 billion and $11.4 billion for the quarter ended September 30, 2004 and 2003, respectively.

(3)	Includes the assets of the discontinued business segment.

(4)	Other includes intercompany eliminations and unallocated administrative expenses.

(5)	Intersegment revenues, in the Mortgage Banking segment, for the quarter ended September 30, 2004 and 2003 were $22.2 million and $26.7 million.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements – continued

	Nine Months Ended September 30, 2004
	Balance						Consolidated
	Sheet	Retail	Sub-total	Mortgage	Segment		Continuing
(In millions)	Management(1)	Banking	Banking	Banking(5)	Totals	Other (4)	Operations
Net interest income	$270.7	$164.3	$435.0	$112.1	$547.1	$—	$547.1
Provision for loan losses	(3.4)	—	(3.4)	—	(3.4)	—	(3.4)

Net interest income after provision for loan losses	267.3	164.3	431.6	112.1	543.7	—	543.7

Non-interest income:
Loan servicing fees	—	—	—	(9.8)	(9.8)	1.1	(8.7)
Banking fees and commissions	—	69.5	69.5	—	69.5	—	69.5
Other income	8.9	1.5	10.4	5.0	15.4	0.1	15.5
Net gain on sale of loans	—	—	—	424.6	424.6	(74.9)	349.7
Change in valuation of retained interests	—	—	—	(1.3)	(1.3)	—	(1.3)
Net gain on sale of securities	0.7	—	0.7	—	0.7	—	0.7

Total non-interest income	9.6	71.0	80.6	418.5	499.1	(73.7)	425.4

Non-interest expense:
Depreciation	—	8.7	8.7	14.4	23.1	4.8	27.9
ESOP and stock plans expense	0.1	5.2	5.3	16.3	21.6	4.8	26.4
Other expenses	1.3	108.9	110.2	188.7	298.9	111.3	410.2

Total non-interest expense	1.4	122.8	124.2	219.4	343.6	120.9	464.5

Segment income (loss) before taxes	$275.5	$112.5	$388.0	$311.2	$699.2	$(194.6)	$504.6

Total Assets	$19,628	$524 (2)	$20,152	$5,538	$25,690	$1,191 (3)	$26,881

	Nine Months Ended September 30, 2003
	Balance						Consolidated
	Sheet	Retail	Sub-total	Mortgage	Segment		Continuing
(In millions)	Management(1)	Banking	Banking	Banking(5)	Totals	Other(4)	Operations
Net interest income	$167.1	$180.0	$347.1	$147.8	$494.9	$—	$494.9
Provision for loan losses	(2.0)	—	(2.0)	—	(2.0)	—	(2.0)

Net interest income after provision for loan losses	165.1	180.0	345.1	147.8	492.9	—	492.9

Non-interest income:
Loan servicing fees	—	—	—	23.5	23.5	(6.4)	17.1
Banking fees and commissions	—	50.3	50.3	—	50.3	—	50.3
Other income	15.3	—	15.3	(4.6)	10.7	—	10.7
Net gain on sale of loans	—	—	—	423.2	423.2	(47.3)	375.9
Change in valuation of retained interests	—	—	—	(2.5)	(2.5)	—	(2.5)
Net gain on sale of securities	2.0	—	2.0	—	2.0	—	2.0

Total non-interest income	17.3	50.3	67.6	439.6	507.2	(53.7)	453.5

Non-interest expense:
Depreciation	—	7.2	7.2	12.6	19.8	4.1	23.9
ESOP and stock plans expense	0.1	4.4	4.5	12.0	16.5	3.2	19.7
Other expenses	1.3	92.1	93.4	182.4	275.8	55.8	331.6

Total non-interest expense	1.4	103.7	105.1	207.0	312.1	63.1	375.2

Segment income (loss) before taxes	$181.0	$126.6	$307.6	$380.4	$688.0	$(116.8)	$571.2

Total Assets	$15,549	$496 (2)	$16,045	$6,452	$22,497	$369 (3)	$22,866

(1)	Balance Sheet Management segment largely consists of the mortgage portfolio, MBS and investment securities.

(2)	Retail Banking segment excludes intercompany funds transfers. Intersegment assets and liabilities eliminated for consolidation purposes were $12.8 billion and $12.5 billion for the nine months ended September 30, 2004 and 2003, respectively.

(3)	Includes the assets of the discontinued business segment.

(4)	Other includes intercompany eliminations and unallocated administrative expenses.

(5)	Intersegment revenues, in the Mortgage Banking segment, for the nine months ended September 30, 2004 and 2003 were $73.8 million and $53.7 million.

GreenPoint Financial Corp.
Condensed Notes to the Unaudited Consolidated Financial Statements — continued

NOTE 13 Earnings Per Share

The Company’s reconciliation of the income and shares used in the basic and diluted EPS computations is summarized as follows:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2004	2003	2004	2003
Net income from continuing operations	$50.7	$101.1	$286.2	$357.8
Net (loss) income from discontinued operations	(110.4)	0.2	(109.8)	0.6

Net (loss) income	$(59.7)	$101.3	$176.4	$358.4

Weighted average number of common shares outstanding during each period – basic	118,267,000	120,871,000	117,354,000	123,755,000
Effect of dilutive securities – stock options	2,776,000	2,382,000	2,951,000	2,459,000

Weighted average number of common shares and common stock equivalents outstanding during each period – diluted	121,043,000	123,253,000	120,305,000	126,214,000

Basic earnings per share:
Net income from continuing operations	$0.43	$0.84	$2.44	$2.89
Net (loss) income from discontinued operations	(0.93)	—	(0.94)	0.01

Net (loss) income	$(0.50)	$0.84	$1.50	$2.90

Diluted earnings per share:
Net income from continuing operations	$0.42	$0.82	$2.38	$2.84
Net (loss) income from discontinued operations	(0.91)	—	(0.91)	—

Net (loss) income	$(0.49)	$0.82	$1.47	$2.84

(1)	All options to purchase shares of common stock were included in the computation of diluted earnings per share because the options’ exercise prices were less than the average market price of the common shares for the quarter and nine months ended September 30, 2004.

(2)	Options to purchase 55,500 shares of common stock at prices between $33.40 and $34.26 per share were outstanding at September 30, 2003, but were not included in the computation of diluted earnings per share because the options’ exercise prices were greater than the average market price of the common shares for the quarter ended September 30, 2003. For the nine months ended September 30, 2004, options to purchase 111,750 shares of common stock at prices between $31.84 and $34.26 where not included in the computation of diluted earnings per share because the options’ exercise prices were greater than the average market price of common shares.